Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com

FOR IMMEDIATE RELEASE

ASTROTECH REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

•	GAAP results: net loss of $ 0.1 million (attributable to Astrotech Corporation), on revenue of $4.6 million, or $(0.01) per diluted share for the quarter ended March 31, 2013.

•	EBITDA of $0.3 million for the quarter ended March 31, 2013.

•

Astrotech Space Operations (“ASO”), the Company’s core business, supported two missions which launched in the third quarter 2013: NASA’s Landsat Data Continuity Mission (LDCM) and NASA’s Tracking and Data Relay Satellite (TDRS-K).

•	1st Detect received over $0.3 million in collaborative R&D funding from partners and customers.

Austin, Texas, May 15, 2013 – Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced financial results for its fiscal year 2013 third quarter ended March 31, 2013.

“Similar to many organizations which develop and support long term contracts with federal agencies, we are experiencing and managing through an elongated mission schedule in fiscal 2013. As a result, we are focused on delivering solid gross margins from our in house missions while controlling our operating costs,” said Carlisle Kirkpatrick, Chief Financial Officer of Astrotech. “We continue to collaborate with key customers to develop long term relationships that ensure ASO is competitive when future initiatives are funded. I am pleased that we were able to build for the future, adding the previously announced NASA OCO-2 and NASA SMAP contracts to our backlog. I am also encouraged by our progress within Spacetech, and specifically, 1st Detect. Year to date we have received over $0.8 million in collaborative R&D funding from several key partners and customers. Our OEM-1000 unit is in evaluation testing under a number of different customer requirements. Our success with these evaluations will drive our future strategy and success. It is notable that our recent ‘patent harvest’ has yielded 11 new patent applications, bringing our current total to 18 (2 of which have been granted); further evidence of our novel application of miniature mass spectrometry.”

Third Quarter Results

The Company posted a third quarter fiscal year 2013 net  loss of $0.1 million, or $(0.01) per diluted share on revenue of $4.6 million compared with a third quarter fiscal year 2012 net income of $1.0 million, or $0.05 per diluted share on revenue of $10.0 million.

Update of Ongoing Operations

The Company’s 18-month rolling backlog, which includes contractual backlog, scheduled but uncommitted missions, and the design and fabrication of GSE, was $28.1 million at March 31, 2013. ASO holds the majority of backlog for future payload processing services and fabrication of GSE.

Our Spacetech business unit reached a development milestone when 1st Detect delivered evaluation units of its miniature mass spectrometer to leading analytical equipment vendors.  The 1st Detect proprietary mini-mass spectrometry technology provides a broad and versatile platform that we plan to integrate with follow-on products optimized for a number of industrial markets and the security and defense industries.

Financial Position and Liquidity

Working capital was $2.8 million as of March 31, 2013.

About Astrotech Corporation

Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our ASO business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough miniature mass spectrometer, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, the ability to expand ASO, the availability of capital for reinvestment in growth initiatives, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Carlisle Kirkpatrick

Chief Financial Officer

Astrotech Corporation

512.485.9530

Tables follow

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ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenue	$4,565	$10,013	$14,815	$18,529
Cost of revenue	2,550	6,770	10,581	12,804
Gross profit	2,015	3,243	4,234	5,725
Operating expenses:
Selling, general and administrative	1,758	1,814	5,341	5,451
Research and development	459	475	1,494	1,979
Total operating expenses	2,217	2,289	6,835	7,430
Income (loss) from operations	(202)	954	(2,601)	(1,705)
Interest and other expense, net	(36)	(69)	(121)	(202)
Loss before income taxes	(238)	885	(2,722)	(1,907)
Income tax expense	—	(5)	—	(17)
Net income(loss)	(238)	880	(2,722)	(1,924)
Less: Net loss attributable to noncontrolling interest*	(125)	(134)	(382)	(486)
Net income (loss) attributable to Astrotech Corporation	$(113)	$1,014	$(2,340)	$(1,438)

Net income (loss) per share attributable to Astrotech Corporation, basic	$(0.01)	$0.05	$(0.12)	$(0.08)
Weighted average common shares outstanding, basic	19,463	18,764	19,279	18,448

Net income (loss) per share attributable to Astrotech Corporation, diluted	$(0.01)	$0.05	$(0.12)	$(0.08)
Weighted average common shares outstanding, diluted	19,463	19,152	19,279	18,448

*

Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the March 31, 2013 10-Q filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	June 30,
	2013	2012
	(unaudited)
Assets
Cash and cash equivalents	$8,034	$10,177
Accounts receivable, net	731	1,926
Prepaid expenses and other current assets	976	592
Total current assets	9,741	12,695
Property, plant, and equipment, net	36,681	37,270
Long-term note receivable	—	—
Other assets, net	57	84
Total assets	$46,479	$50,049

Liabilities and stockholders’ equity
Current liabilities	$6,905	7,875
Long-term liabilities	6,109	6,042
Stockholders’ equity	33,465	36,132
Total liabilities and stockholders’ equity	$46,479	$50,049

ASTROTECH CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of Non-GAAP Measures

(In thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
EBITDA	$342	$1,508	$(983)	$240
Depreciation & amortization	520	556	1,552	1,942
Interest expense	62	67	189	205
Income tax expense	-	5	-	17
Net income (loss)	(240)	880	(2,724)	(1,924)
Net loss attributable to noncontrolling interest	(125)	(134)	(382)	(486)
Net income (loss) attributable to Astrotech Corporation	$(115)	$1,014	$(2,342)	$(1,438)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

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